EXHIBIT 10.07


                                                                  EXECUTION COPY


                AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

      This AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT ("Agreement") is made and entered into the 7th day of August, 2006 (the "Effective Date") by and between THE REYNOLDS AND REYNOLDS COMPANY, a corporation existing under the laws of the State of Ohio (hereinafter referred to as the "Employer"), and [___] (hereinafter referred to as the "Employee").

                                   WITNESSETH:

     WHEREAS, the Employee is currently an employee of the Employer; and

     WHEREAS, the Employee and the Employer are currently parties to a Change in Control Agreement (the "Original Agreement"); and

     WHEREAS, the Employee and the Employer desire to amend and restate the Original Agreement; and

     WHEREAS, the Employer considers the Employee a key member of the management team of the Employer and recognizes that the occurrence of a change in the control of the Employer would be of significant concern to the Employee; and

     WHEREAS, the parties hereto desire to set forth their mutual agreement regarding the terms of the Employee's employment under certain specified circumstances in order to foster and encourage continued attention and dedication to the Employee's assigned duties in the event of such circumstances;

     NOW, THEREFORE, in consideration of the foregoing premises, the Employee's continued employment for any period after execution of this Agreement, and the mutual promises set forth herein, the parties hereby agree as follows:

1. DEFINITIONS.

      For purposes of this Agreement:

     (a) "Base Compensation" shall mean the then-current annual base salary (exclusive of Bonuses) of the Employee, as the same may be fixed from time to time by the Board of Directors of the Employer (the "Board") or its Compensation Committee or, if applicable, by the appropriate executive officer of the Employer.

     (b) "Bonuses" shall mean bonus payments earned by the Employee under the Employer's incentive compensation plans and under any future bonus or incentive compensation plans of the Employer for its officers in which the Employee participates.

     (c) "Change in Control" shall mean the occurrence of any of the following events:

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          (i)  The  acquisition by any  individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of
               directors  (the   "Outstanding   Employer  Voting   Securities");
               PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:
               (a)  any  acquisition   directly  from  the  Employer,   (b)  any
               acquisition  by the Employer,  (c) any  acquisition by Richard H.
               Grant,   Jr.,  his  children  or  his   grandchildren,   (d)  any
               acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer or (e) any acquisition by any corporation pursuant to a transaction which complies with clauses
               (a), (b) and (c) of subsection (iii) of this Section 1(c);

          (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, PROVIDED that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (iii) Consummation by the Employer of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer, the acquisition of assets of another corporation, a statutory share exchange or other similar transactions (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation


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               resulting from such  Corporate  Transaction  (including,  without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in
               substantially   the  same   proportions   as   their   ownership,
               immediately   prior  to  such   Corporate   Transaction   of  the
               Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (b) no Person (excluding (i) Richard H. Grant, Jr., his children or his grandchildren and (ii) any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (c) at least a majority of the members of the board of directors of the
               corporation   resulting  from  such  Corporate  Transaction  were
               members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Corporate Transaction; or

          (iv) Approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

     (d) "Date of Termination" means (1) if the Employee's employment is terminated by the Employer due to a Discharge For Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination, (which date shall not be more than 30 days after the giving of such notice), as the case may be, (2) if the Employee's employment is terminated by the Employer other than due to a Discharge For Cause or Disability, the date on which the Employer notifies the Employee of such termination, (3) if the Employee resigns without Good Reason, the date on which the Employee notifies the Employer of such termination, and (4) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date (as defined below), as the case may be.

     (e) "Disability" means the absence of the Employee from the Employee's duties with the Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Employer or its insurers and acceptable to the Employee or the Employee's legal representative. If the Employer determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Term (pursuant to the definition of "Disability"), and gives to the


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          Employee written notice in accordance with Section 14 of its intention to terminate the Employee's employment for Disability, the Employee's employment with the Employer shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability
          Effective Date"), PROVIDED that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties.

     (f) "Discharge For Cause" shall be construed to have occurred whenever occasioned by (i) reason of felonious acts on the part of the Employee, actions by the Employee involving serious moral turpitude, or the Employee's material misconduct, in each case which has diminished or has a reasonably foreseeable risk of diminishing either the Employer's reputation or the Employee's ability to act on the Employer's behalf, (ii) the Employee's material breach of the non-competition provisions of the Officer Agreement executed by the Employee (the "Officer Agreement") which agreement is incorporated herein by reference, or (iii) the Employee's material breach of the confidentiality provisions of the Officer Agreement. The discharge of employment of the Employee shall not be deemed to be a Discharge For Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board or, if the Employer is no longer publicly traded on an established securities market and any parent of the Employer is publicly traded, the board of directors of such parent(s) of the Employer at a meeting of such board (excluding the Employee, if the Employee is a member of such board) called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel for the Employee, to be heard before the board), finding that, in the good faith opinion of the board, the Employee is guilty of the conduct described in Section 1(f)(i), 1(f)(ii) or 1(f)(iii), and specifying the particulars thereof in detail.

          In the event the Employee contests that the Employee's discharge was a Discharge For Cause, such claim shall be submitted to arbitration in accordance with Section 12 below.

     (g) "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following, without the Employee's written consent: (i) the Employee's Base Compensation or target Bonus opportunity is reduced below the amount of such Base Compensation or target Bonus opportunity in effect immediately preceding the Change in Control; (ii) the Employee's benefits or fringe benefits (including bonuses, vacation, health and disability insurance, etc.) cease to be substantially equivalent to those in effect immediately preceding the Change in Control; (iii) there is a material diminution of (or a change which is materially inconsistent with) the Employee's position (including offices or titles), authority, duties, responsibility or reporting responsibility as in effect


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


          immediately prior to the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Employer promptly after receipt of notice thereof given by the Employee; PROVIDED, HOWEVER, that in no event will there be deemed to be Good Reason solely by reason (A) of the consummation of a Change in Control (including by reason of the Company becoming a subsidiary of another company); or (B) of the
          Employee ceasing to serve as an executive of a publicly held corporation; (iv) the nature of the duties or services which the
          Employer or any successor requires the Employee to perform necessitates absence overnight from his place of residence prior to the Change in Control, because of travel involving the business affairs of the Employer, for more than ninety (90) days during any period of twelve (12) consecutive months unless such travel is consistent with the Employee's travel obligations in effect immediately preceding the Change in Control; (v) the Employee is required to be based at a location other than the principal executive offices of the Employer if the Employee was employed at such location immediately preceding the date of such Change in Control; (vi) the Employee's principal place of employment is relocated in excess of fifty (50) miles from Dayton, Ohio; or (vii) any failure by the Employer to comply with and satisfy the obligations set forth in
          Section 6(b). The Employee's mental or physical incapacity following the occurrence of an event described in clauses (i) through (vii) shall not affect the Employee's ability to terminate employment for Good Reason.

          Prior to terminating employment for Good Reason, the Employee may request in the Employee's sole discretion (by written notice to the Employer) a determination by final and binding arbitration in accordance with Section 12 below of whether Good Reason exists. If the arbitrator determines that Good Reason does not exist, the Employee may continue employment without prejudice.

     (h) "Notice of Termination" means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (3) if the Date of Termination (as defined above) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). Any termination by the Employer due to a Discharge For Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section
          14. The failure by the Employee or the Employer to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or a Discharge For Cause shall not waive any right of the Employee or the Employer, respectively, hereunder or preclude the Employee or the Employer, respectively, from asserting such fact or


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          circumstance in enforcing the Employee's or the Employer's  respective rights hereunder.

     (i) "Retirement Plan" shall mean the Employer's existing Retirement Plan as the same may be amended or replaced from time to time, including the Employer's 401(k) Plan (the "401(k) Plan").

     (j) "Supplemental Plan" shall mean the Employer's existing Supplemental Retirement Plan (the "DB Supplemental Plan") as the same may be amended or replaced from time to time, including under any account based supplemental plan established by the Employer (the "DC Supplemental Plan").

     (k) "Term" shall mean the term of this Agreement as described in Section 2 hereof.

2.   TERM OF AGREEMENT

     (a) The term of this Agreement shall be the period commencing on the Effective Date and terminating on January 31, 2008 (the "Initial Term"). At the end of the Initial Term and on each subsequent anniversary of such date, the term of this Agreement shall renew automatically for a period of one (1) year (the "Initial Term" and each such renewed term of the Agreement to be the "Term"); PROVIDED, HOWEVER, that upon the occurrence of a Change in Control, the Term shall automatically be extended for 24 months from the date of such Change in Control, and shall thereafter renew automatically for a period of one (1) year at the end of such 24-month period and on each subsequent anniversary of such date unless, at least 90 days prior to such renewal date, the Employer shall give written notice to the Employee that the Term shall not be so extended; PROVIDED, FURTHER, HOWEVER, that in no event shall this Agreement terminate prior to the Employer's satisfaction of all of the Employer's obligations to Employee hereunder.

3.   BENEFITS TO THE EMPLOYEE.

     (a) Upon the occurrence of a Change in Control during the Term, the Employer shall not take any actions or inactions which would otherwise give the Employee the right to terminate employment hereunder for Good Reason (as defined in Section 1(g) above).

     (b)  If,  during  the  Term,  (A) a  Change  in  Control  shall  occur  and thereafter, either (i) the Employer terminates the Employee's employment for any reason other than a Discharge For Cause within the twenty-four (24) month period following the date of the Change in Control or (ii) the Employee terminates his employment with the Employer for Good Reason within the twenty-four (24) month period following the date of the Change in Control or (B) a Change in Control shall occur and if the Employee's


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

          employment with the Employer is terminated by the Employer for any reason other than a Discharge For Cause prior to the date on which the Change in Control occurs (in which case the Change in Control will be deemed to have occurred immediately prior to the date of such termination for purposes of this Agreement), and if it is reasonably demonstrated by the Employee that such termination of employment (1) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or anticipation of a Change in Control, and in either case, PROVIDED that the Employee delivers to the Employer and does not rescind a waiver of claims substantially in the form attached as Exhibit A hereto, the Employer shall pay or provide to the Employee the following benefits:

          (i) No later than 10 days following the Date of Termination, Bonuses for the fiscal year in which termination occurs equal to the Employee's target Bonuses for such year (collectively, the "Target Annual Bonus") multiplied by a fraction, the numerator of which is the number of days the Employee was employed in the year of the Date of Termination and the denominator of which is 365. For purposes of this Agreement, "Target Annual Bonus" shall be no less than the Employee's last Target Annual Bonus prior to the Change in Control.

          (ii) No later than 10 days following the Date of Termination, a lump sum severance payment (the "Severance Payment"), in cash, equal to 2.99 times the sum of (i) the higher of the Employee's annual Base Compensation (a) in effect immediately prior to the occurrence of the event or circumstance upon which such termination of employment is based or (b) in effect immediately prior to the Change in Control and, (ii) the higher of (a) the Target Annual Bonus and (b) the average of the Employee's annual Bonuses (excluding any compensation attributable to the Employer's grant of any stock options, restricted stock, stock appreciation rights or other stock incentives and any compensation determined by the Board of Directors to be a long-term incentive arrangement) during the three (3) fiscal years immediately preceding the year in which the Date of Termination occurs, or if the Employee has received Bonuses in fewer than three (3) fiscal years prior to termination, the sum of the annual Bonuses received for each fiscal year prior to the Date of Termination shall be divided by the number of years in which the Employee received annual Bonuses (any partial year bonus shall be annualized for purposes of this provision).

          (iii) During the period expiring on the earlier of the Employee securing other employment or thirty-six (36) months from the Date of Termination, continued coverage under the Employer's sponsored



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               medical   benefits   program  in   existence   on  such  Date  of
               Termination,  or,  if  such  continued  coverage  is  barred,  or otherwise at the option of the Employer, the Employer shall provide substantially equivalent medical benefit coverage through
               the  purchase  of  insurance  or  otherwise   (at   substantially
               equivalent cost, including tax treatment, to the Employee).

          (iv) For purposes of determining the Employee's benefits under the Supplemental Plan and the Retirement Plan, the Employee shall receive credit toward his "Years of Service" under each of the Supplemental Plan and the Retirement Plan for the three (3) year period following his termination of employment (the "Three Year Period") (it being understood that upon a termination of the Employee's employment under Section 3(b) such Three Year Period will be the number of years (without duplication) credited pursuant to Section 9(a)(ii) of the DB Supplemental Plan (or any applicable successor provision of the DB Supplemental Plan or any applicable successor plan, including the DC Supplemental Plan). In addition, with respect to the Three Year Period, for purposes of determining "Final Average Pay" as referred to in Section 2(a) of the DB Supplemental Plan or any successor provision under the DB Supplemental Plan or any Supplemental Plan, each of the Employee's Base Compensation and Bonus (it being understood that for purposes hereof Bonus shall mean Target Annual Bonus) shall be deemed to be increased (but not decreased) by an incremental five percent (5%) for each year during the Three Year Period. Thus, for purposes of determining "Final Average Pay" as referred to in Section 2(a) of the DB Supplemental Plan or any successor provision under the DB Supplemental Plan or any Supplemental Plan, assuming, solely for illustrative purposes, that the sum of Employee's Base Compensation and Bonus (it being understood that for purposes hereof Bonus shall mean Target Annual Bonus) during the year of the Date of Termination were $500,000, the deemed increases contemplated by the immediately preceding sentence would cause the sum of Employee's Base Compensation and Bonus (it being understood that for purposes hereof Bonus shall mean Target Annual Bonus) to be deemed as follows during the Three Year
               Period: $525,000 in year one (1), $551,250 in year two (2) and $578,813 in year three (3). Under the DB Supplemental Plan, in order to calculate the Employee's highest earnings during five
               (5) consecutive years out of the last ten (10) years prior to retirement under the DB Supplemental Plan (and for purposes of determining such highest earnings the Employee will be treated as retiring under the DB Supplemental Plan immediately following the end of the Three Year Period). Notwithstanding anything to the contrary in any Supplemental Plan, the Employee shall not be subject to any minimum service


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

               requirement in the Supplemental Plan. Any credited service under this Section which would apply for purposes of additional benefits under the 401(k) Plan shall not provide any additional benefits under the 401(k) Plan, but such benefits shall be paid out as additional benefits under the DC Supplemental Plan. If the DB Supplemental Plan has been frozen as of the Date of Termination, no additional service will be credited under the DB Supplemental Plan and the additional contributions (based on three (3) additional years of maximum Employer contributions, including transition contributions) will be made to the DC Supplemental Plan within ten (10) days following the Date of Termination without discount for the contributions being made early in a lump sum. For the avoidance of doubt, in no event will the Severance Payment (as defined below) or the Gross-Up Payment (as defined below) be included in Employee's earnings for the purpose of calculating Employee's benefit under the Retirement Plan or the Supplemental Plan.


          (v)  The  Employee   shall  be  reimbursed   for  up  to  $20,000  for
               outplacement   fees  if  he  chooses  to  seek  other  employment
               following his termination of employment with the Employer.

     (c) Notwithstanding anything to the contrary in this Agreement, the Employee shall not be entitled to any payments pursuant to Section 3(b) if prior to a termination of the Employee's employment by the Employer other than due to a Discharge For Cause or by the Employee for Good Reason:

          (i)  The Employee dies;

          (ii) The Employer terminates the Employee's employment because of a Discharge For Cause or as a result of the Employee's Disability; or

          (iii)The Employee voluntarily terminates his employment with the Employer for reasons other than for Good Reason.

     (d) In the event of termination of employment under Section 3(b), the Employee shall not be subject to the non-competition provisions of the Officer Agreement or any other agreement.

     (e) The Employee shall not be required to mitigate damages with respect to the amount of any payments provided for in Section 3(b) by seeking other employment or otherwise nor, except as provided for in Section 3(b)(iii), shall any compensation received by the Employee from any other sources reduce any payments or benefits to which the Employee is entitled under this Agreement. The Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations


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


          hereunder  shall  not  be  affected  by  any  set-off,   counterclaim,
          recoupment, defense, or other claim, right or action that the Employer may have against the Employee or others.

     (f) In the event of a Change in Control, (i) any applicable performance-based vesting goals with respect to stock-based awards granted to the Employee shall be deemed 100% met and (ii) all stock-based awards shall vest in full, in each case immediately prior to the occurrence of such Change in Control. For purpose of this
          Section 3(f), stock-based awards shall include stock options, restricted shares, restricted units and any other equity-based compensation awards.

     (g) Effective upon a Change in Control, the Employee's rights under the Employer's relocation policy then in effect, including any applicable addenda thereto (the "Relocation Policy") shall become irrevocable, PROVIDED that, in addition to any such rights under the Relocation Policy (i) the Employee shall not be required to reimburse the Employer or any successor thereto for any amounts that the Employee has, or is otherwise entitled to, receive pursuant to the Relocation Policy and (ii) the Employer or any successor thereto shall make the Employee whole with respect to any expenses incurred by the Employee due to any relocation (whether or not consummated), including any applicable tax gross-ups.

     (h) Effective upon a Change in Control, the Employer or the consolidated, surviving or transferee entity in the event of a consolidation, merger or sale of assets, shall pay as incurred (within 10 days following the Employer's receipt of an invoice from the Employee) to the full extent permitted by law all legal fees and expenses that the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, the Employee or others with respect to the enforcement of the Employee's rights under this Agreement or under any plan for the benefit of employees of the Employer, including without limitation, the Employer's stock plans, Supplemental Plan, payroll-based stock ownership plan, tax deferred savings and protection plan, bonus arrangements, supplemental pension plan, deferred compensation agreements, incentive compensation plans, and life insurance and compensation program; PROVIDED, HOWEVER, that the Employee shall be required to reimburse the Employer or such consolidated, surviving or transferee entity for the cost of such legal fees and expenses if the Employee is deemed by the arbitrator or court, as the case may be, to have brought or defended such contest in bad faith.

4.   INJUNCTIVE RELIEF.

     The Employee agrees that, in the event of a breach or threatened breach by the Employee of this Agreement, the Employer's remedies at law would be inadequate, and the Employer shall be entitled to an injunction (without any bond or other security being required), but nothing here shall be construed to preclude the Employer from pursuing any action or further remedy, at law or in equity, for any breach or threatened breach including, but not limited to, the recovery of damages.

5.   UNFUNDED AGREEMENT.

      The Employer's obligations under this Agreement are unfunded, but the Employer reserves the right to provide for its liability under this Agreement in any manner it deems advisable, including the purchasing of such assets as it may deem necessary or proper. Any asset so purchased by the Employer shall be the sole property of the Employer and shall not be deemed to provide funding of the Employer's obligations under this Agreement. Any other provision in this Agreement to the contrary notwithstanding, the Employee shall be only an unsecured general creditor of the Employer with respect to all payments to be made under the terms of this Agreement and shall have no claim, equity, interest, or right in or to any specific assets or funds of the Employer as security for said payments.

6.   ASSIGNMENT OF RIGHTS AND DUTIES.

     (a) The Employee shall not have the right to anticipate or commute with any third party, or to sell, assign, transfer, or otherwise alienate or convey the right to receive any payments hereunder, whether by his voluntary or involuntary act, or by operation of law and, in particular, any payments due hereunder shall not be subject to attachment or garnishment or any other legal proceedings by any creditor, or be in any way responsible for the debts or liabilities of the Employee. Should any attempt be made to reach any payments hereunder by other than the Employee, the Employer shall make each payment as it becomes due to such person or persons, for the sole benefit of the Employee as the Employer may deem expedient.

     (b) The Employer shall assign the rights and duties hereunder to any person, firm, corporation or other business entity that succeeds to substantially all of the assets and operations of the Employer. This Agreement shall not be terminated by any merger in which the Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of the Employer's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

7.   FACILITY OF PAYMENT; LIMITATION.

      In the event of a Disability of the Employee after the Employee is entitled to payments hereunder, such payments as may thereafter be due shall be paid to such person or persons for the benefit of the Employee as the Employer may deem proper after reasonable investigation. In the event of the Employee's death after the Employee is entitled to payments hereunder, the Employer shall pay such amounts as thereafter are due to such beneficiary or beneficiaries as the Employee shall have designated in writing on Exhibit B attached hereto and made a part hereof, or failing such writing, to his estate. No liability shall accrue to the Employer for any alleged payment to an improper person or representative if so made after such reasonable investigation and the Employer shall have no responsibility to see to the proper application of such payments.

8.   CERTAIN ADDITIONAL PAYMENTS BY THE EMPLOYER.

     (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Employee shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Employee is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Employee and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 3(b)(ii), unless an alternative method of reduction is elected by the Employee, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Employee. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section 8(a). The Employer's obligation to make Gross-Up Payments under this Section 8 shall not be conditioned upon the Employee's termination of employment.

     (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP, or such other nationally recognized certified public accounting firm as may be designated by the Employee (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Employer and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment or such earlier time as is requested by the
          Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Employer to the Employee within 5 days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Employee. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Employer should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Employer exhausts its remedies pursuant to Section 8(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Employee.

     (c) The Employee shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Employee is informed in writing of such claim. The Employee shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Employee in writing prior to the expiration of such period that the Employer desires to contest such claim, the Employee shall:

          (i) give the Employer any information reasonably requested by the Employer relating to such claim,

          (ii) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer,

          (iii) cooperate with the Employer in good faith in order effectively to contest such claim, and

          (iv) permit the Employer to participate in any proceedings relating to such claim;

            PROVIDED, HOWEVER, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Employer shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Employee and direct the Employee to sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; PROVIDED, HOWEVER, that, if the Employer pays such claim and directs the Employee to sue for a refund, the Employer shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and PROVIDED, FURTHER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Employee of a Gross-Up Payment or payment by the Employer of an amount on the Employee's behalf pursuant to
          Section 8(c), the Employee becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Employee shall (subject to the Employer's complying with the requirements of Section 8(c), if applicable) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Employer of an amount on the Employee's behalf pursuant to Section 8(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Employer does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     (e) Notwithstanding any other provision of this Section 8, the Employer may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Employee, all or any portion of any Gross-Up Payment, and the Employee hereby consents to such withholding.

     (f) Definitions. The following terms shall have the following meanings for purposes of this Section 8.

          (i) "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

          (ii) "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

          (iii) A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Employee, whether paid or payable pursuant to this Agreement or otherwise.

          (iv) The "Safe Harbor Amount" means 2.99 times the Employee's "base amount," within the meaning of Section 280G(b)(3) of the Code.

          (v) "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of
               Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

9.   RESPONSIBILITY FOR LEGAL EFFECT.

     Neither party hereto makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Agreement. The Employer shall take all actions required by law with respect to any payments due hereunder including but not limited to, withholding of tax from such payments.

10.  INDEPENDENCE OF AGREEMENT; EMPLOYMENT TERMINATION.

     This Agreement shall be independent of any other contract or agreement that may exist between the parties hereto from time to time. This Agreement shall not restrict the Employer's rights to terminate the Employee's employment with the Employer nor the Employee's rights to terminate employment with the Employer; PROVIDED, HOWEVER, that the Employer shall not terminate the Employee's employment prior to a Change in Control solely to avoid its obligations under this Agreement.

11.  SECTION 409A OF THE CODE

     The benefits provided under this Agreement, including without limitation any severance pay provided under Section 3, shall comply with Section 409A of the Code and the regulations thereunder. To the extent so required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided under this Agreement shall be paid or provided to the Employee in a single lump sum on the first business day after the date that is six months following the Employee's "separation from service" within the meaning of Section 409A of the Code. To the extent that the Employee's entitlement to continued coverage under the Employer's health and welfare benefit plans is so delayed, (i) the Employee shall be entitled to COBRA continuation coverage under Section 4980B of the Code ("COBRA Coverage") during such period of delay, (ii) the Employer shall reimburse the Employee for any employer portions of such COBRA Coverage in the seventh month following the date of such "separation from service", and (iii) such continued coverage shall begin in the seventh month following such "separation from service".

12.  ARBITRATION.

     (a) Any dispute or controversy arising out of or relating to this Agreement, including, but not limited to, whether the Employee has been Discharged For Cause or whether the Employee can terminate his employment hereunder for Good Reason, shall be submitted to and settled by arbitration in Dayton, Ohio in accordance with the rules then-pertaining of the American Arbitration Association applicable to employment disputes to the extent that such rules are not inconsistent with this Section 12.

     (b) Any dispute submitted to arbitration hereunder shall be heard by a panel of three (3) arbitrators, one of whom shall be selected by the Employer, another of whom shall be selected by the Employee, and the third of whom shall be selected by the two arbitrators so appointed. The decision of a majority of this panel of arbitrators on the question submitted shall be final and conclusive upon the Employer and upon the Employee and his spouse or widow or widower, personal representatives, designated beneficiaries and heirs, and shall be enforceable in any court having competent jurisdiction thereof. The Employer shall bear the fees and expenses of the arbitrators and costs charged by the American Arbitration Association to administer the arbitration. The Employer shall, in turn, reimburse the Employee for all reasonable fees and costs incurred by the Employee in connection with such arbitration as such fees and costs are incurred (as soon as practicable following receipt of an invoice from the Employee), PROVIDED, that if the arbitrator determines the Employee has proceeded in such arbitration in bad faith, the Employee shall return such reimbursements as soon as practicable after such determination.

13.  SECTION HEADINGS.

     The Section headings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

14.  NOTICES.

     Any notices required or permitted to be given under this Agreement, including without limitation, a Notice of Termination, shall be sufficient if in writing and if personally delivered or sent by certified or registered mail to his residence as last shown on the employment records of the Employer in the case of the Employee, or to the corporate headquarters to the attention of the President in the case of the Employer.

15.  NON-WAIVER.

     The waiver by the Employer or the Employee of a breach of any provision of this Agreement by the Employee or the Employer shall not operate or be construed as a waiver of any subsequent breach by the Employee or the Employer of the same or any other provision hereof.

16.  ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the documents incorporated by reference herein represent the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. Any amendment to this Agreement shall be executed in writing with the same formality as this Agreement.

17.  BINDING EFFECT.

     This Agreement shall be binding upon the Employee and the Employee's heirs, executors, administrators, successors and assigns and upon the Employer and its successors and assigns.

18.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to that state's conflict of laws principles.

19.  SEVERABILITY.

     Each provision of the Agreement is severable. Should any court or other tribunal of competent jurisdiction declare any provision(s) of the Agreement invalid or unenforceable by reason of any rule of law or public policy, all other provisions hereof shall remain in full force and effect. The Employee hereby authorizes any court or other tribunal of competent jurisdiction to modify any provision(s) held to be invalid or unenforceable to the extent permissible and to then enforce the provision(s) as modified.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              EMPLOYER:

                              THE REYNOLDS AND REYNOLDS COMPANY

                              By:
                              ----------------------------------------
                              Name:  Finbarr J. O'Neill
                              Title: Chief Executive Officer



                              EMPLOYEE:

                              -------------------------------------------












                                SIGNATURE PAGE TO
                              AMENDED AND RESTATED
                           CHANGE IN CONTROL AGREEMENT

                                RELEASE OF CLAIMS

     For and in consideration of the payments and other benefits due to [___] (the "EMPLOYEE") pursuant to the Amended and Restated Change in Control Agreement, dated as of August 7, 2006 (the "AGREEMENT"), by and between the Employee and The Reynolds and Reynolds Company (the "COMPANY") and for other good and valuable consideration, Employee hereby releases the Company, its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, shareholders, administrators, representatives, attorneys, insurers and fiduciaries, past, present and future (the "RELEASED PARTIES") from any and all claims of any kind arising out of, or related to, Employee's employment with the Company, its affiliates and subsidiaries (collectively, with the Company, the "AFFILIATED ENTITIES"), and Employee's separation from employment with the Affiliated Entities, which Employee now has or may have against the Released Parties, whether known or unknown to Employee, by reason of facts which have occurred on or prior to the date that Employee has signed this Release. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment,
including,   without  limitation,  the  Age  Discrimination  in  Employment  Act
("ADEA"),  Title VII of the Civil  Rights  Act of 1964,  as  amended,  42 U.S.C.
Section  2000e ET. SEQ.,  the Fair Labor  Standards  Act, as amended,  29 U.S.C.
Section 201 ET. SEQ., the Americans with Disabilities Act, as amended, 42 U.S.C.
Section 12101 ET. SEQ. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 ET. SEQ., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 ET. SEQ., the Family and Medical Leave Act of 1992, 29 U.S.C.
Section 2601 ET. SEQ., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of Employee's employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

     Employee has read this Release of Claims carefully, acknowledges that Employee has been given at least 21 days to consider all of its terms and has been advised to consult with any attorney and any other advisors of Employee's choice prior to executing this Release of Claims, and Employee fully understands that by signing below Employee is voluntarily giving up any right which Employee may have to sue or bring any other claims against the Released Parties, including any rights and claims under the ADEA. Employee also understands that Employee has a period of seven days after signing this Release of Claims within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to Employee pursuant to the Agreement until eight days have passed since Employee's signing of this Release of Claims without Employee's signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company's normal payroll practices or employee benefit plans. Finally, Employee has not been forced or pressured in any manner whatsoever to sign this Release of Claims, and Employee agrees to all of its terms voluntarily. Employee understands that in order to revoke this Release of Claims, Employee must send a written revocation of Employee's intent to do so to [NAME AND ADDRESS OF NOTICE PERSON].

     Notwithstanding anything else herein to the contrary, this Release of Claims shall not affect: (i) any rights that Employee may have with respect to matters which by their terms, are to be performed after the date hereof by the Company (including, without limitation, obligations to Employee under any stock option, stock award or agreements or obligations under any pension, deferred compensation, retention or other compensation or benefit plan, all of which shall remain in effect in accordance with their terms); (ii) rights to indemnification Employee may have under (A) applicable corporate law, (B) the by-laws or certificate of incorporation of the Affiliated Entities, (C) any other agreement between Employee and a Released Party, (D) as an insured under any director's and officer's liability insurance policy now or previously in force or (E) Section 7.05 of the Agreement and Plan of Merger, dated as of August 7, 2006, among the Company, Universal Computer System Holding, Inc. and Racecar Acquisition Co.; (iii) any right Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and any of the Affiliated Entities are jointly responsible; (iv) any rights that Employee may have under the Agreement to the extent not satisfied, including without limitation any rights to reimbursement of legal fees and expenses; and (v) any rights of Employee as a shareholder of the Company or any of the Affiliated Entities.

     This Release of Claims, and the attached covenants, are final and binding and may not be changed or modified except in a writing signed by both parties.


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         Date                                  [___]


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         Date                         The Reynolds and Reynolds Company

                                    EXHIBIT B

                             BENEFICIARY DESIGNATION

TO:   THE REYNOLDS AND REYNOLDS COMPANY

Pursuant to the Agreement dated August 7, 2006, the undersigned hereby designates the following beneficiary (beneficiaries) to receive any benefits which may be payable under said Agreement subsequent to the undersigned's death:

(1)   -------------------------------------------------------------------------

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(2) If the beneficiary (beneficiaries) named in (1) above is not living or is no longer in existence, as the case may be, then to:

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This  Beneficiary  Designation  revokes  all  prior  designations  made  by  the undersigned and is subject to all the terms of the Agreement.

Dated:  --------------, 2006

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